EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                     TO THE
                              EMPLOYMENT AGREEMENT

         This Amendment No.1 to the Employment Agreement, is effective December 31, 2005 ("Amendment") by and among Radyne Corporation, a Delaware corporation (the "Company") and Robert C. Fitting, an individual ("Executive"). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Employment Agreement.

RECITALS

         WHEREAS, the parties to this Amendment are parties to that certain Employment Agreement, effective November 1, 2003 (the "Employment Agreement"); and

         WHEREAS, in accordance with Section 12 of the Employment Agreement, the
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parties hereto desire to amend Sections 2 and 4 and Exhibit A to the Employment
                               -------- -     -     ---------
Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

         1.       Section 2 of the Employment Agreement shall be amended and
                  ---------
restated in its entirety as follows:

                  2. Term. Executive will be employed under this Agreement until December 31, 2006, unless Executive's employment is terminated earlier pursuant to Section 7. The Agreement will renew for additional periods by mutual agreement of the Company and Executive.

         2.       Section 4 of the Employment Agreement shall be amended and
                  ---------
restated in its entirety as follows:

                  4. Salary. The Company will pay Executive a base salary at the annual rate of $450,000 per year effective January 1, 2006. The Executive's base salary may be raised, but not lowered, without Executive's consent.

         3.       Exhibit A to the Employment Agreement shall be amended and
                  ---------
restated in its entirety as follows:

                                    EXHIBIT A

                         INCENTIVE COMPENSATION SCHEDULE

         o Annual Bonus--Incentive bonus tied to performance against key parameters, principally financial, except that 10% of the annual incentive bonus will be contingent upon the successful completion of a CEO succession plan, as defined by the Compensation Committee.

         o Financial performance based upon reported (for year end, audited) pretax earnings, excluding any extraordinary items, compared with annual budget approved by Board prior to fiscal year commencement. Board will determine acceptable earnings for budget upon significant corporate changes, e.g., acquisitions, board will approve revised budget. Bonus to be paid within 30 days of earnings releases.

         o  Performance Bonus determined based on earnings as follows:

                  o   Less than 80% of budget earns no bonus

                  o Earnings of 80%-100% of budget earn a bonus of $5 K for each percentage point of earnings over 80% of budget. i.e., no bonus is earned for 80% of budgeted earnings and $100K is earned for 100% of budgeted earnings

                  o Earnings over 100% of budget would earn an additional bonus of 20% of earnings over budget. i.e., if budgeted earnings were $2 M and audited earnings were $3 M, the bonus would be 20% of $1 M or $200 K plus the $100 K for achieving budget.

                  o   Performance Bonus plan would commence January 1, 2006.

         4. Except as modified by this Amendment, the other terms, conditions, covenants and agreements set forth in the Employment Agreement remain in effect during the extended term of the Employment Agreement.

         5. This Amendment and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Arizona.

         6. This Amendment may be executed in counterparts and transmitted by facsimile transmission, and each of such counterparts, whether an original or a facsimile of an original, will be deemed to be an original and all of such counterparts together will constitute a single document.

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

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to as of the day and year first above written.

                                                   RADYNE CORPORATION


                                                   By:  /s/C. J. Waylan
                                                        ------------------------
                                                   Its: Chairman of the Board


                                                   EXECUTIVE: ROBERT C. FITTING


                                                   /s/ Robert C. Fitting
                                                       -------------------------